EXHIBIT 21.1

                                 SUBSIDIARIES OF
                               AMC FINANCIAL, INC.
                                December 31, 1999

The following is a list of the Company's subsidiaries which are all owned 100% by AMC Financial, Inc., who is the ultimate or immediate parent:

NAME OF SUBSIDIARY:                                               INCORPORATED:
------------------                                               --------------
Cityscape Corp.                                                  New York

         1. Cityscape Funding Corporation                        Delaware
         2. Cityscape Funding Corporation II                     Delaware
         3. Cityscape Funding Corporation III                    Delaware
         4. Cityscape Funding Corporation IV                     Delaware
         5. Cityscape Funding Corporation V                      Delaware
         6. City Mortgage Corporation Limited                    United Kingdom
            a.  J&J Securities Limited                           United Kingdom
            b.  City Mortgage Collateral Reserve No. 1 Limited   United Kingdom
            c.  Greyfriars Group Limited                         United Kingdom
                1. Greyfriars Financial Services Limited         United Kingdom